Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

November 3, 2015

Media Contact:

Doug Shepard

EVP/Chief Financial Officer

(210) 829-9120

doug.shepard@hartehanks.com

HARTE HANKS REPORTS THIRD QUARTER RESULTS

Boston, MA - Harte Hanks (NYSE: HHS), a leader in developing customer relationships, experiences and defining interaction-led marketing, today announced financial results for its third quarter ended September 30, 2015.

Third quarter 2015 revenues were $122.0 million compared to $134.1 million during the same quarter last year.

•                Trillium Software revenues increased to $13.2 million compared to $13.0 million in the third quarter of 2014, driven by increased software licenses and software-as-a-service revenue.  These increases were offset by declines in maintenance and professional service revenues due to declines in software license fees in the first and second quarters of 2015.

•                Customer Interaction revenues were $108.8 million compared to $121.1 million in the same quarter last year or declined 10.2%.   Excluding revenues from the sale of our business-to-business (B2B) research businesses in early April 2015, the revenue decline was 6.3%.  Our Healthcare vertical declined as a client database win and a contact center win for support services to a pharmaceutical company were offset by the loss of creative work for healthcare and pharmaceutical companies.  Our Select Markets and Retail verticals were impacted by clients reducing mail volumes and several database clients not renewing business.  Our Financial and Auto & Consumer Brands verticals were influenced primarily from a luxury auto manufacturer moving its agency work, along with a mail client offset by the addition of a new client announced last year using our solutions for analytics, database, creative and mail services.

Adjusted operating income, which excludes $209.9 million of goodwill impairment and $3.1 million of CEO transition charges, was $7.6 million compared to $10.5 million for the same quarter last year.  Reductions in labor and production cost were offset by an increase in selling, general and administrative costs and lower revenues.

•                Trillium Software operating income increased to $3.5 million from $3.3 million in the same period last year.  Operating margins increased to 26.6% from 25.4% during the quarter due to strong expense management. Operating income benefited from increases in software licensing and software-as-a-service revenue, as well as lower payroll costs offset by increased consulting expense.

•                Customer Interaction operating income adjusted for the previously mentioned charges was $4.5 million compared to $7.6 million in the same period last year.  Reductions in  labor expense from lower head counts, outsourced costs and facility-related expenses were offset by an increase in sales and marketing expense related to employment of additional sales force personnel.

Third quarter 2015 adjusted diluted earnings per share was $0.08, excluding the goodwill impairment and CEO transition charges, compared to $0.10 for the same quarter in 2014.

The following table presents financial highlights of the company’s operations for the third quarter of 2015 and 2014, respectively.  More detailed financial results are attached.

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RESULTS FROM CONTINUING OPERATIONS (unaudited)

	Three Months Ended Sept. 30,
(In thousands, except per share amounts)	2015	2014	% Change
Operating revenues	$121,968	$134,121	-9.1%
Operating income	(205,438)	10,540	N/M
Net income (loss)	(170,914)	6,420	N/M
Diluted earnings (loss) per share	(2.77)	0.10	N/M
Diluted shares (weighted average common and common equivalent shares outstanding)	61,606	62,585	-1.5%

(N/M = Not Meaningful)

Commenting on performance, Chief Executive Officer Karen Puckett said,   “While our revenues declined in the third quarter compared to last year, we are encouraged that our rate of decline is less than what it was through the first six months of the year.  Our business strategy remains unchanged.  We will continue to leverage our existing strengths (including our employees who have deep industry and domain knowledge), focus on product innovation, and deploy an acquisition strategy to augment our capabilities to meet the needs of existing and potential clients.  We are concentrating on returning the company to profitable revenue growth by addressing our revenue churn, enhancing our go-to-market strategy, and focusing on product innovation to capitalize on the industry trend towards customer engagement enabled by data and analytics.”

The company will host a conference call to discuss the earnings release on November 3, 2015, at 5:00 p.m. Eastern Time.  The conference call number is (844) 356-9216 for domestic callers and +1 (707) 294-1277 for international callers, conference ID 67863016.  To access an audio webcast, please use the link available in the Investors section of the Harte Hanks website.  An audio replay will be available shortly after the call at (855) 859-2056, conference ID 67863016.  The replay also will be available in the Investors section of the Harte Hanks website.

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About Harte Hanks:

Harte Hanks partners with clients to deliver relevant, connected and quality customer interactions. Our approach starts with discovery and learning, which leads to customer journey mapping, creative and content development, analytics and data management, and ends with execution and support in a variety of digital and traditional channels. We do something powerful: we produce engaging and memorable customer interactions to drive business results for our clients, which is why Harte Hanks is famous for developing better customer relationships, experiences and defining interaction-led marketing. For more information, visit the Harte Hanks website at www.hartehanks.com, call (800) 456-9748, emailpr@hartehanks.com or follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws.  All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include:  (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures and (ii) the impact of  economic uncertainty in the United States and elsewhere on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending  on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and  preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and  consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license or acquisition; (f) our ability to protect our data centers against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; and (l) the ability to integrate and successfully leverage newly-acquired service offerings as anticipated; and (m) our ability to maintain business performance and strategic focus during a period of leadership transition; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended

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December 31, 2014.  The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  The company evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) EBITDA, defined as net income before interest, taxes, goodwill impairment, depreciation, and amortization and (2) adjusted diluted earnings per share, defined as net income plus goodwill impairment and CEO transition charges divided by weighted-average common and common equivalent shares outstanding.  The company believes that EBITDA and adjusted diluted earnings per share are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.  Adjusted diluted earnings per share and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.  A quantitative reconciliation of EBITDA to net income and adjusted diluted earnings per share is found in the tables attached to this release.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.

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Harte Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except per share data	2015	2014	2015	2014
Operating revenues	$121,968	$134,121	$365,486	$407,158
Operating expenses
Labor	66,152	67,026	193,251	207,943
Production and distribution	34,592	40,350	105,958	122,784
Advertising, selling, general and administrative	13,100	12,528	39,993	39,118
Impairment of goodwill	209,938	—	209,938	—
Depreciation and amortization	3,624	3,677	10,712	11,207
	327,406	123,581	559,852	381,052
Operating income (loss)	(205,438)	10,540	(194,366)	26,106
Other expenses (income):
Interest expense, net	1,293	641	3,371	1,949
Loss on Sale	—	—	9,501	—
Other, net	(575)	(581)	536	1,228
	718	60	13,408	3,177
Income (loss) before income taxes	(206,156)	10,480	(207,774)	22,929
Income tax expense (benefit)	(35,242)	4,060	(34,301)	9,027
Net Income (loss)	$(170,914)	$6,420	$(173,473)	$13,902

Basic earnings (loss) per common share	$(2.77)	$0.10	$(2.81)	$0.22

Weighted-average common shares outstanding	61,606	62,398	61,773	62,606

Diluted earnings (loss) per common share	$(2.77)	$0.10	$(2.81)	$0.22

Weighted-average common and common equivalent shares outstanding	61,606	62,585	61,773	62,818

Balance Sheet Data (Unaudited)	September 30,	December 31,
In thousands	2015	2014

Cash and cash equivalents	$24,743	$56,749
Total debt	$75,906	$82,687

Harte Hanks, Inc.

Business Segment Information (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
In thousands	2015	2014	% Change	2015	2014	% Change
Operating Revenue
Customer Interaction	$108,784	$121,078	-10.2%	$327,275	$367,133	-10.9%
Trillium Software	13,184	13,043	1.1%	38,211	40,025	-4.5%
Total operating revenues	$121,968	$134,121	-9.1%	$365,486	$407,158	-10.2%

Operating Income
Customer Interaction	$(208,524)	$7,601	-2843.4%	$(201,956)	$18,743	-1177.5%
Trillium Software	3,502	3,318	5.5%	11,082	9,662	14.7%
General corporate expense	(416)	(379)	9.8%	(3,492)	(2,299)	51.9%
Total operating income (loss)	$(205,438)	$10,540	-2049.1%	$(194,366)	$26,106	-844.5%

Depreciation and Amortization
Customer Interaction	$3,196	$3,077	3.9%	$9,368	$9,634	-2.8%
Trillium Software	428	601	-28.8%	1,344	1,573	-14.6%
Total depreciation and amortization	$3,624	$3,678	-1.5%	$10,712	$11,207	-4.4%

Harte Hanks, Inc.

Harte Hanks Revenue Mix (Unaudited)

Vertical Markets - Percent of Customer Interaction’s Revenue

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Auto and Consumer Brands	15.9%	17.7%	15.8%	17.2%
Financial and Insurance Services	13.6%	14.2%	14.8%	13.4%
Healthcare and Pharmaceuticals	9.8%	9.1%	9.9%	8.8%
Technology	23.9%	23.2%	23.2%	23.2%
Retail	27.2%	26.6%	26.2%	26.7%
Other Select Markets	9.6%	9.2%	10.1%	10.7%
	100.0%	100.0%	100.0%	100.0%

Vertical Markets - Percent of Trillium Software’s Revenue

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Auto and Consumer Brands	19.8%	22.9%	21.0%	25.6%
Financial and Insurance Services	26.1%	30.4%	26.9%	28.0%
Healthcare and Pharmaceuticals	6.1%	5.7%	6.2%	6.2%
Technology	26.8%	22.3%	26.7%	22.4%
Retail	7.5%	6.3%	7.1%	6.0%
Other Select Markets	13.7%	12.4%	12.1%	11.8%
	100.0%	100.0%	100.0%	100.0%

Reconciliation of Net Income to EBITDA (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands	2015	2014	2015	2014
Net Income (loss)	$(170,914)	$6,420	$(173,473)	$13,902
Depreciation and amortization	3,624	3,677	10,712	11,207
Loss on Sale	—	—	9,501	—
Impairment of goodwill	209,938	—	209,938	—
Interest expense, net and non-operating, net	718	60	3,907	3,177
Income tax expense (benefit)	(35,242)	4,060	(34,301)	9,027
EBITDA	$8,124	$14,217	$26,284	$37,313